POTLATCHDELTIC CORPORATION 2019 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD DEFERRAL ELECTION (NEW DIRECTORS)

INSTRUCTIONS:

You may elect to defer receipt of all or a portion of the shares of Common Stock (“Shares”) that you may earn under each of your restricted stock unit awards (“Awards”) granted to you pursuant to the PotlatchDeltic Corporation 2019 Long-Term Incentive Plan (the “Plan”) (1) after December 31 of the calendar year that you make this election, and (2) in the year that you make this election to the extent you return your election by the day immediately prior to your first day of service as a member of the Board of Directors of PotlatchDeltic Corporation (“Board Service Effective Date”).  If you elect to defer receipt of any portion of your Awards, you must elect the time and method of payment below. Your election to defer receipt of the Shares that you may earn under your Awards and the time and method of payment are binding and irrevocable as of your Board Service Effective Date (and as provided below).  Capitalized terms not defined herein have the meanings assigned to such terms under the Plan.

Please return this form to the Corporate Secretary, by no later than [_____________].

PART I – DEFERRAL ELECTION

A._____ I do not wish to elect any deferral at this time.

B._____ I elect that 50% of the Shares that I may earn under each of my Awards be paid on each of the vesting dates thereunder (subject to the terms and conditions of the Award) and the other 50% be deferred.

C._____ I elect deferral of 100% of the Shares that I may earn under each of my Awards.

PART II -- PAYMENT TIMING AND METHOD

Check One____First payment date within thirty (30) days following Termination of Service.

____First payment date within thirty (30) days following _______________ [insert date].*

* You may elect any year for distribution; however, you must elect a year that is no later than the year following your 72nd birthday.

Check One____Equal Annual Installments ____Single Payment

____Number of Annual Installments (not to exceed 15 and
commencing on the first payment date)

By signing this Deferral Election, I acknowledge my understanding and acceptance of the following:

•

My election to defer receipt of the Shares that I may earn under each of my Awards is irrevocable as of the day immediately prior to your Board Service Effective Date respect to Awards described above.

•

Any deferral made pursuant to this Deferral Election shall be in accordance with the terms and provisions set forth herein as well as the Plan (including, without limitation, Sections 6.3 and 15.5 thereunder) and the requirements of Section 409A.

•	My deferred Shares will be credited to a bookkeeping account only. In the event of the Company’s bankruptcy, my rights are unsecured and may be subordinated to those of the Company’s creditors.

Signature:  _______________________________________Date: _______________________